UNITED FIRE & CASUALTY COMPANY AND SUBSIDIARIES
EXHIBIT 11. COMPUTATION OF EARNINGS PER COMMON SHARE

------------------------------------------------------------------------------
                               (Dollars in Thousands Except Per Share Data
                                          and Number of Shares)
------------------------------------------------------------------------------
                              Weighted Average
Three-Month Periods Ended     Number of Shares      Net          Earnings Per
June 30,                      Outstanding         Income         Common Share
------------------------------------------------------------------------------
1998                          10,685,374          $12,610           $1.18
1997                          10,727,408            5,118            0.48
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------------------------------------------------------------------------------
                               (Dollars in Thousands Except Per Share Data
                                          and Number of Shares)
------------------------------------------------------------------------------
                            Weighted Average
Six-Month Periods Ended     Number of Shares      Net          Earnings Per
June 30,                      Outstanding         Income         Common Share
------------------------------------------------------------------------------
1998                          10,702,805          $21,492           $2.01
1997                          10,727,559           12,521            1.17
------------------------------------------------------------------------------

Computation of weighted average number of common and common equivalent shares:


------------------------------------------------------------------------------
Three-Month Periods Ended June 30,                     1998            1997
------------------------------------------------------------------------------
Common shares outstanding beginning of the period   10,709,222      10,727,712
Weighted average of the common
shares purchased and retired or reissued               (23,848)           (304)
------------------------------------------------------------------------------
Weighted average number of common shares            10,685,374      10,727,408
------------------------------------------------------------------------------
------------------------------------------------------------------------------


------------------------------------------------------------------------------
Six-Month Periods Ended June 30,                       1998            1997
------------------------------------------------------------------------------
Common shares outstanding beginning of the period   10,727,322      10,727,712
Weighted average of the common
shares purchased and retired or reissued               (24,517)           (153)
------------------------------------------------------------------------------
Weighted average number of common shares            10,702,805      10,727,559
------------------------------------------------------------------------------
------------------------------------------------------------------------------

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